UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 13, 2025

Corteva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38710	82-4979096
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9330 Zionsville Road,

Indianapolis, Indiana 46268

974 Centre Road,

Wilmington, Delaware 19805

(Address of principal executive offices)(Zip Code)

(833) 267-8382

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Rebecca Liebert, Ph.D. informed the Corteva, Inc. (the “Company”) Board of Directors (the “Board”) on February 13, 2025 that she intends to pursue other opportunities and, therefore, will resign from her position as a director on the Company’s Board effective February 28, 2025. Dr. Liebert’s decision to resign and not to stand for re-election at the Company’s 2025 Annual Meeting of Stockholders is not the result of any disagreement with management or the Board related to the Company’s operations, policies, or practices. As a result of Dr. Liebert’s resignation, the Board reduced its size from thirteen to twelve directors. The Company’s management and the Board thank Dr. Liebert for her dedicated service to the Board and Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEVA, INC.
(Registrant)

/s/ Cornel B. Fuerer
Cornel B. Fuerer
Senior Vice President, Chief Legal and Public Affairs Officer

February 19, 2025